EXHIBIT 23.2

                             Consent of Independent
                          Certified Public Accountants

Tel-Com Wireless Cable TV Corporation
North Miami Beach, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 4, 1997 relating to the consolidated financial statements of Tel-Com Wireless Cable TV Corporation and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                        /s/ BDO Seidman, LLP
                                                        -----------------------
                                                            BDO Seidman, LLP

Orlando, Florida
February 12, 1998